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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post Effective Amendment No. 5 on Form F-1 to the Registration Statement of Vivendi Universal on Form F-4 of our reports dated August 16, 2000 relating to the consolidated financial statements and financial statement schedule of The Seagram Company Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

New York, New York
August 24, 2001